UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

_____________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 26, 2009

KEY TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

OREGON	0-21820	93-0822509
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Avery Street
Walla Walla, Washington 99362
(Address of principal executive offices) (Zip Code)

(509) 529-2161
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On January 26, 2009, Key Technology, Inc. (the “Company”) announced it has entered into an agreement under which it expects to sell over $20 million of equipment to a leading North American vegetable processor over the next two and one-half years.  The equipment will be installed to coincide with the vegetable pack season pursuant to individual plant-specific purchase orders received between now and September 1, 2011.  Approximately three-quarters of the orders are expected to be for new optical inspection equipment and upgrades, with the balance for associated material handling and processing equipment.  Among other things, the arrangement contemplates certain volume-based discounts and standard payment terms.  The Company expects the first significant order under this agreement to be received before September 1, 2009.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is furnished with this Current Report on Form 8-K:

	99.1	Press Release of Key Technology, Inc., dated January 26, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY TECHNOLOGY, INC.

/s/ JOHN J. EHREN
John J. Ehren
Senior Vice President and Chief Financial Officer

Dated:  January 26, 2009

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Key Technology, Inc., dated January 26, 2009